Exhibit 5

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF PASA PARTICIPAÇÕES S.A.

BETWEEN

ANDRADE GUTIERREZ S.A.

AND

BRATEL BRASIL S.A.

AND, AS INTERVENING PARTIES,

PASA PARTICIPAÇÕES S.A.

AG TELECOM PARTICIPAÇÕES S.A.

JEREISSATI TELECOM S.A.

EDSP75 PARTICIPAÇÕES S.A.

LF TEL S.A.

PORTUGAL TELECOM, SGPS S.A.

SAYED RJ PARTICIPAÇÕES S.A.

VENUS RJ PARTICIPAÇÕES S.A.

PTB2 S.A.

EXECUTED ON SEPTEMBER 8, 2014.

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF PASA PARTICIPAÇÕES S.A. EXECUTED ON JANUARY 25, 2011 AND AMENDED ON FEBRUARY 19, 2014

By this instrument:

1.	ANDRADE GUTIERREZ S.A. (successor to ANDRADE GUTIERREZ TELECOMUNICACOES LTDA.), a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno no. 8.123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under no. 17.262.197/0001-30, herein represented in accordance with this By-Laws, hereinafter referred to as “AG S.A.”; and

2.	BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatão no. 320, 4th floor, suite 03, Vila Mariana, enrolled as taxpayer at CNPJ/MF under no. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its undersigned legal representatives, hereinafter referred to as “BRATEL BRASIL”, with AG S.A. and BRATEL BRASIL hereinafter jointly and indistinguishably called the “Shareholders”;

And, as “First Intervening Parties”,

3.	PASA PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno no. 8123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under no. 11.221.565/0001-15, herein represented in accordance with its By-Laws, hereinafter referred to as the “Company”;

4.	AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM”;

And, as “Second Intervening Parties”,

5.	JEREISSATI TELECOM S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “JEREISSATI TELECOM”;

6.	EDSP75 PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Av. Dr. Chucri Zaidan no. 920, 16th floor, Vila Cordeiro, enrolled as taxpayer at CNPJ/MF under no. 09.626.007/0001-98, herein represented in accordance with its By-Laws, hereinafter referred to as “EDSP 75”;

7.	LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “LF TEL”;

8.	PORTUGAL TELECOM, SGPS S.A., a publicly held company with head offices at Av. Fontes Pereira de Melo no. 40, in the City of Lisbon, Portugal, legal Entity Registration Number 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

9.	SAYED PARTICIPAÇÕES S.A., a share corporation with head offices at Avenida Afrânio de Melo Franco no. 290 – suite 401 – part, Leblon, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 19.073.703/0001-78, herein represented in accordance with its By-Laws, hereinafter referred to as “SAYED”;

10.	VENUS RJ PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo no. 300, 4th floor, suite 401 – part, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 13.892.147/0001-85, herein represented in accordance with its By-Laws, hereinafter referred to as “VENUS”; and

11.	PTB2 S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida Borges de Medeiros 633, suite 301, Leblon, Rio de Janeiro, CEP 22430-041, enrolled as taxpayer at CNPJ/MF under no. 11.196.690/0001-12, herein represented in accordance with its By-Laws, hereinafter referred to as “ PTB2”;

WHEREAS:

I.	On February 19, 2014, the Shareholders executed the 1st Amendment to the AG Shareholders Agreement, for the purpose of including so as to include special provisions related relating to the ongoing Transaction for the combination of the activities of Oi and Portugal Telecom SGPS;

II.	On September 3, 2014, a joint prior meeting of the Shareholders of the Company and of the shareholders parties to the LF Shareholders Agreement was held, as well as prior meetings of the shareholders parties to the AG/LF/FATL Shareholders Agreement and the General Shareholders Agreement, in each case approving changes to certain stages of the Transaction;

III.	In light of the aforementioned changes, the Shareholders wish to amend the AG Shareholders Agreement so as to modify Clause XXVIII which contains special provisions related to the Transaction resulting in the combination of the activities of Oi and Portugal Telecom SGPS;

IV.	Furthermore, on the date hereof, the parties will execute amendments to the LF Shareholders Agreement, the AG/LF/FATL Shareholders Agreement and the General Shareholders Agreement, containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 2nd Amendment to the Shareholders Agreement of Pasa Participações S.A. dated January 25, 2011 and amended on February 19, 2014 (the “2nd Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE – AMENDMENT OF CLAUSE XXVIII

1.1.	The Parties agree to amend Clause XXVIII of the AG Shareholders Agreement, which establishes special provisions related to the Transaction, so as to modify the cut-off date established therein and include reference to changes to certain stages of the Transaction approved in prior meetings held on September 3, 2014, as a result of which Clause XXVIII shall now read as follows:

“CLAUSE XXVIII

SPECIAL PROVISIONS RELATED TO THE TRANSACTION FOR THE COMBINATION OF THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

28.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having AG TELECOM exercise its respective voting rights in Telemar Participações, and have their representatives on the Board of Directors of Telemar Participações and of the Relevant Subsidiary exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, under the terms set forth at the Joint Prior Meeting, the AG/LF/FASS Prior Meeting and the Prior General Meeting held on February 19, 2014, with the amendments approved by the Joint Prior Meeting, the Prior AG/LF/FASS Meeting and the Prior General Meeting held on September 3, 2014.

28.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company, Telemar Participações and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, collaborating in an active, efficient and timely manner so that the Company, Telemar Participações and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

28.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having AG TELECOM exercise its respective voting rights in Telemar Participações, and have their representatives on the Board of Directors of Telemar Participações and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the ordinary course of business of the Company, of Telemar Participações and of the Relevant Subsidiaries, refraining from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

28.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital XII of the 1st Amendment to AG Shareholders Agreement, and the Merger of Oi Shares by CorpCo are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo are conditioned upon the actual approval and implementation of one another.

28.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e., the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo, not be concluded by March 31, 2015 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar Participações and the Merger of Oi Shares by CorpCo, as approved in the Joint Prior Meeting, the AG/LF/FASS Prior Meeting and the Prior General Meeting held on February 19, 2014, with the amendments approved by the Joint Prior Meeting, the Prior AG/LF/FASS Meeting and the Prior General Meeting held on September 3, 2014.

28.5.1 Upon occurrence of the event provided in the head paragraph of this Clause, any of the Shareholders may request, by way of notice delivered to the other Shareholders, PASA, AG TELECOM, Venus RJ Participações S.A., EDSP75, LF TEL and Sayed RJ Participações S.A. (the “Companies”) (a “Notice of Non-Occurrence of Restructuring”), the adoption of the necessary measures, in each one of the Companies, so that BRATEL BRASIL, PTB2, AG S.A. and JEREISSATI TELECOM receive shares of issue of Oi, all free and clear of any and all Liens, held directly by AG TELECOM and by LF TEL, in proportion to the direct and indirect equity interests of the shareholders, as indicated in Attachment 28.5.1 of the 1st Amendment (the “Oi Shares”).

28.6 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “CorpCo”) between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A., executed on February 19, 2014, and amended on September 3, 2014, such document being filed at the head offices of Oi and recorded in the respective share ownership registries”.

CLAUSE TWO – GENERAL PROVISIONS

2.1 Capitalized terms not expressly defined in this 2nd Amendment shall have the meaning attributed to them in the AG Shareholders Agreement and the 1st Amendment.

2.2 All other terms and conditions of the AG Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 2nd Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

2.4 All the provisions of the AG Shareholders Agreement and of this 2nd Amendment shall apply in full to VENUS, such documents to be filed at its head offices, for all purposes of Article 118 of Law No. 6,404/76.

IN WITNESS WHEREOF, the Parties have executed this instrument in 11 (eleven) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

Rio de Janeiro, September 8, 2014.

(Signature pages to follow)

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 1/6

BRATEL BRASIL S.A.

/s/ Shakhaf Wine	/s/ Pedro Guterres
Name: Shakhaf Wine	Name: Pedro Guterres
Title: Officer	Title: Officer

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 2/6

ANDRADE GUTIERREZ S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Officer	Title: Attorney-in-fact

PASA PARTICIPAÇÕES S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Attorney-in-fact	Title: Attorney-in-fact

AG TELECOM PARTICIPAÇÕES S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Attorney-in-fact	Title: Attorney-in-fact

VENUS RJ PARTICIPAÇÕES S.A.

/s/ Renato Torres de Faria	/s/ Rafael Cardoso Cordeiro
Name: Renato Torres de Faria	Name: Rafael Cardoso Cordeiro
Title: Officer	Title: Attorney-in-fact

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 3/6

JEREISSATI TELECOM S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

EDSP75 PARTICIPAÇÕES S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title:	Title: Officer

LF TEL S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

SAYED RJ PARTICIPAÇÕES S.A.

/s/ Fernando M. Portella	/s/ Alexandre J. Legey
Name: Fernando M. Portella	Name: Alexandre J. Legey
Title: Officer	Title: Officer

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 4/6

PORTUGAL TELECOM, SGPS S.A.

/s/ Anna Svartman
Name: Anna Svartman	Name:
Title: Attorney-in-fact	Title:

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 5/6

PTB2 S.A.

/s/ Shakhaf Wine	/s/ Pedro Guterres
Name: Shakhaf Wine	Name: Pedro Guterres
Title: Officer	Title: Attorney-in-fact

2ND AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF PASA PARTICIPAÇÕES S.A., EXECUTED BETWEEN ANDRADE GUTIERREZ S.A., BRATEL BRASIL S.A., PASA PARTICIPAÇÕES S.A., AG TELECOM PARTICIPAÇÕES S.A., JEREISSATI TELECOM S.A., LF TEL S.A., EDSP75 PARTICIPAÇÕES S.A. AND PORTUGAL TELECOM, SGPS S.A., VENUS RJ PARTICIPAÇÕES S.A., SAYED RJ PARTICIPAÇÕES S.A. AND PTB2 S.A. ON SEPTEMBER 8, 2014.

SIGNATURE PAGE 6/6

Witnesses:

1.	/s/ Ana Carolina dos R. M. da Motta	2.	/s/ Íria Lúcia da S. Martins
Name: Ana Carolina dos R. M. da Motta		Name: Íria Lúcia da S. Martins
CPF/MF: OAB/RJ 161.927		CPF/MF: CPF: 728.352.737-00
RG:		RG: 20.184.824 SSP/SP